UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Syntax ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

One Liberty Plaza, 46th Floor New York, NY	10006
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Syntax Stratified Total Market II ETF	NYSE Arca	88-1992666

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates: 333-215607

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant's Securities to be Registered:

A description of the shares of beneficial interest, no par value, of the Syntax Stratified Total Market II ETF, an investment portfolio of the Syntax ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 37 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 43 to the Trust’s Registration Statement under the Investment Company Act of 1940 (Commission File Nos. 333-215607; 811-23227) filed on June 2, 2022, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.	Exhibits

(a)	Registrant’s Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on January 18, 2017.
(b)	Registrant’s Amended and Restated By-laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Post-Effective Amendment No. 2 filing, as filed with the SEC on April 25, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of New York and State of New York on the 10th day of June, 2022.

By:	/s/ Carly Arison
Carly Arison
President